AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE



     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of November 8, 1994, by and among KASH N' KARRY FOOD STORES, INC., a corporation duly organized and existing under the laws of Delaware and having its principal office at 6422 Harney Road, Tampa, Florida 33610 (the "Company"), NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association having its principal corporate trust office at 400 N. Ashley Street, Tampa, Florida 33602 (the "Resigning Trustee"), and IBJ SCHRODER BANK & TRUST COMPANY, a bank-ing corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at One State Street, New York, New York 10004 (the "Successor Trustee").


                             RECITALS:

     WHEREAS, there was originally authorized and issued $85,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due August 2, 1996 (the "Senior Notes") under a Trust Indenture dated as of September 14, 1989, by and between the Company and NCNB National Bank of Florida, a national banking association (the "In-denture");

     WHEREAS, the Resigning Trustee is the successor to NCNB
National Bank of Florida as Trustee under the Indenture;

     WHEREAS, Section 610(b) of the Indenture provides that the Trustee may resign at any time by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

     WHEREAS, on July 15, 1994, the Resigning Trustee gave written notice to the Company of its resignation as Trustee under the Indenture, a copy of which resignation is attached hereto as Exhibit A;

     WHEREAS, Section 610(e) of the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;

     WHEREAS, Section 611 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee;

     WHEREAS, pursuant to Sections 305 and 614 of the Indenture, NCNB National Bank of Florida was appointed Senior Note Registrar and Paying Agent, respectively;

     WHEREAS, the Resigning Trustee is the successor to NCNB
National Bank of Florida as Paying Agent and Senior Note
Registrar under the Indenture;

     WHEREAS, the Company desires to appoint the Successor
Trustee as Trustee, Paying Agent and Senior Note Registrar to succeed the Resigning Trustee in such capacities under the Indenture; and

     WHEREAS, the Successor Trustee is willing to accept such appointment as successor Trustee, Paying Agent and Senior Note
Registrar under the Indenture;

     NOW, THEREFORE, the Company, the Resigning Trustee and the Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and suf-ficiency of which are hereby acknowledged, hereby consent and agree as follows:


                             ARTICLE I
                       THE RESIGNING TRUSTEE

     SECTION 1.01   Pursuant to Section 614 of the Indenture, the
Resigning Trustee hereby notifies the Company that the Resigning
Trustee is hereby resigning as Senior Note Registrar and Paying
Agent under the Indenture.

     SECTION 1.02 The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

     (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, by the Holders of the percentage in aggregate principal amount of the Senior Notes required by the Indenture to effect any such waiver.

     (b) There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, threatened against the Resigning Trustee before any court or any governmental authority arising out of any act or omission of the Resigning Trustee as Trustee under the Indenture.

     (c) As of the effective date of this Agreement, the Resign-ing Trustee will hold no moneys or property under the Indenture.

     (d) Pursuant to Section 303 of the Indenture, the Resigning Trustee duly authenticated and delivered, on September 14, 1989, $85,000,000 aggregate principal amount of Senior Notes, of which $85,000,000 are outstanding as of the effective date hereof.

     (e) Each person who so authenticated the Senior Notes was duly elected, qualified and acting as an officer of the Resigning Trustee and empowered to authenticate the Senior Notes at the respective times of such authenti-cation and the signature of such person or persons appearing on such Senior Notes is each such person's genuine signature.

     (f) This Agreement has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     (g) To the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, but without further inquiry, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture, except for the Company's failure to pay interest due under the Senior Notes on August 2, 1994, which default is continuing. Notwithstanding anything to the contrary in this subsection (g), the responsible officers of the Resigning Trustee's corporate trust department are fully chargeable with knowledge of the contents of any written statement or Officers' Certificate delivered by the Company to the Resigning Trustee under Section 1012 of the Indenture before the effective date of this Agreement.

     SECTION 1.03 The Resigning Trustee hereby assigns, trans-fers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of the Trustee under the Indenture, and all property and money held by the Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee as Trustee, Paying Agent and Senior Note Registrar.

     SECTION 1.04   Notwithstanding the foregoing, the Resigning
Trustee reserves its rights, if any, to indemnification from the Company pursuant to Section 607(c) of the Indenture.

                            ARTICLE II
                            THE COMPANY

     SECTION 2.01 The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Paying Agent and Senior Note
Registrar under the Indenture.

     SECTION 2.02 The Company hereby certifies that Exhibit B annexed hereto is a copy of the Board Resolution which was duly adopted by the Board of Directors of the Company, which is in full force and effect on the date hereof, and which authorizes certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee, Paying Agent and Senior Note Registrar under the Indenture; (b) appoint the Successor Trustee as Trustee, Paying Agent and Senior Note Registrar under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Paying Agent and Senior Note Registrar under the Indenture.

     SECTION 2.03 The Company hereby appoints the Successor Trustee as Trustee, Paying Agent and Senior Note Registrar under the Indenture to succeed to, and hereby vests the Successor Trustee with, all the rights, powers, duties and obligations of the Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent and Senior Note Registrar in the Indenture.

     SECTION 2.04 Promptly after the effective date of this Agreement, the Company shall execute and deliver to the Successor
Trustee a notice substantially in the form of Exhibit C annexed hereto, for further delivery by the Successor Trustee in accordance with Section 3.04 hereof.

     SECTION 2.05 The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee that:

     (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

     (b) The Indenture was validly and lawfully executed and delivered by the Company and the Senior Notes were validly issued by the Company.

     (c) Except as described in the next succeeding paragraph, the Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

     (d) Except for the Company's failure to pay interest due under the Senior Notes due on August 2, 1994, which default is continuing, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

     (e) No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Senior Notes required to effect any such waiver.

     (f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

     (g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, en-forceable in accordance with its terms.

     (h) All conditions precedent relating to the appointment of IBJ SCHRODER BANK & TRUST COMPANY as successor Trustee,
          Paying Agent and Senior Note Registrar under the
          Indenture have been complied with by the Company.


                            ARTICLE III
                       THE SUCCESSOR TRUSTEE

     SECTION 3.01 The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that:

     (a) The Successor Trustee is not disqualified under the provisions of Section 608 and is eligible under the provisions of Sections 609 and 614 of the Indenture to act as Trustee and Paying Agent under the Indenture.

     (b) This Agreement has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     SECTION 3.02 The Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent and Senior Note Registrar under the Indenture and accepts the rights, powers, duties and obligations of the Resigning Trustee as Trustee, Paying Agent and Senior Note Registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Senior Note Registrar under the Indenture.

     SECTION 3.03 References in the Indenture to "corporate trust office" or other similar terms shall be deemed to refer to the principal corporate trust office of the Successor Trustee, which is presently located at One State Street, New York, New York 10004.

     SECTION 3.04 Promptly after the effective date of this Agreement, the Successor Trustee shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be sent to each Holder of the Senior Notes in accordance with the provisions of Sections 610 and 614 of the Indenture.


                            ARTICLE IV
                           MISCELLANEOUS

     SECTION 4.01 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     SECTION 4.02   This Agreement and the resignation, ap-
pointment and acceptance effected hereby shall be effective as of the opening of business on November 8, 1994 (the "Effective
Date").

     SECTION 4.03 The Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company under
Section 607 of the Indenture of com-pensation for all services rendered by the Resigning Trustee and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by the Resigning Trustee in accordance with the provisions of the Indenture. The Company acknowledges its obligation set forth in Section 607 of the Indenture to indemnify the Resigning Trustee for, and to hold the Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof). It is understood and agreed that this Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which the Resigning Trustee may have incurred in connection with its serving as Trustee, Paying Agent or Senior Note Registrar under the Indenture.

     SECTION 4.04   This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

     SECTION 4.05 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 4.06   The Company, the Resigning Trustee and the
Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

     SECTION 4.07 The Resigning Trustee agrees that it will be responsible for all fees, costs and expenses incurred by it in connection with the negotiation and preparation of this Agreement and the transfer of the duties described herein, including, without limitation, compensation for services rendered by John S. Hiott in connection therewith. Nothing herein shall be deemed to relieve the Company of its obligations under Section 607 of the Indenture to pay compensation to the Resigning Trustee for services rendered in periods prior to the Effective Date, to the extent such services were unrelated to the transfer of the duties described herein.

     SECTION 4.08 The parties hereto agree that this Agreement does not constitute an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any breach by the Resigning Trustee of its duties or obligations under the Indenture (a "Prior Liability"). The parties hereto further agree that, notwithstanding any provision hereof, the Resigning Trustee shall remain liable for any Prior Liabilities. The Resigning Trustee and Successor Trustee have entered into an Indemnity Agreement of even date herewith, which Agreement shall control any claim for indemnity with respect to a Prior Liability asserted by the Successor Trustee against the Resigning Trustee.

     SECTION 4.09 The parties hereto agree that, as of the Effective Date, all references to the Resigning Trustee as trustee in the Indenture shall be deemed to refer to the Successor Trustee. After the Effective Date, all notices or payments which were required by the terms of the Indenture to be given or paid to the Resigning Trustee, as trustee, shall be given or paid to:

                IBJ Schroder Bank & Trust Company
                        One State Street
                    New York, New York 10004
         Attn: Corporate Trust & Agencies Administration

     SECTION 4.10 Nothing contained in this Agreement shall in any way affect the obligations or rights of the Company, the Resigning Trustee or any holder of the Senior Notes under the Indenture. This Agreement shall be binding upon and inure to the benefit of the Company, the Resigning Trustee and the Successor Trustee, and their respective successor and assigns.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

[SEAL]                        KASH N' KARRY FOOD STORES, INC.,
                                   as the Company

Attest:                       By: /s/ R. P. Springer
                              Name: R. P. Springer
/s/ Richard D. Coleman        Title: Executive Vice President
Name: Richard D. Coleman
Title: Secretary


[SEAL]                        NATIONSBANK OF FLORIDA, NATIONAL
ASSOCIATION, as Resigning Trustee
Attest:
                              By: /s/ John S. Hiott
                              Name:  John S. Hiott
/s/ Shari B. Sawyers          Title: Vice President
Name: Shari B. Sawyer
Title: Vice President


[SEAL]                        IBJ SCHRODER BANK & TRUST COMPANY,
as
                              Successor Trustee
Attest:
                              By: /s/ Nancy Besse'
                              Name: Nancy Besse'
/s/ Thomas McCutcheon         Title: Vice President
Name: Thomas McCutcheon
Title: Assistant Secretary


13/K94/K9596RES.ARF
STATE OF FLORIDA      )
                      : ss:
COUNTY OF HILLSBOROUGH)



On the 8th day of November, 1994, before me personally came R. P. Springer to me known, who, being by me duly sworn, did depose and
say that he resides at                               ; that he is
Exec. V.P. of KASH N' KARRY FOOD STORES, INC., one of the corporations described in and which executed the above in-strument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ Brenda L. Uhlenhopp
                                        Notary Public

STATE OF SOUTH CAROLINA)
                       : ss:
COUNTY OF              )


On the 3rd day of November, 1994, before me personally came  JOHN
S. HIOTT, to me known, who, being by me duly sworn, did depose and say that he resides at 114 South Waccamaw Avenue, Columbia, Richmond County, South Carolina; that he is a Vice President of NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ Beverly M. Miles
                                        Notary Public



13/K94/K9596RES.ARF
STATE OF NEW YORK     )
                      : ss:
COUNTY OF             )



On the 3rd day of November, 1994, before me personally came Nancy Besse' to me known, who, being by me duly sworn, did depose and say that he/she resides at 375 South End Ave., N.Y.C., N.Y; that he/she is Vice President of IBJ SCHRODER BANK & TRUST COMPANY, one of the corpo-rations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Direc-tors of said corporation; and that he/she signed his/her name thereto by like authority.


                                        /s/ Jane Shaheen
                                        Notary Public






13/K94/K9596RES.ARF

                             EXHIBIT B

               RESOLUTIONS OF THE BOARD OF DIRECTORS
                OF KASH N' KARRY FOOD STORES, INC.

          RESOLVED, that KASH N' KARRY FOOD STORES, INC. (the "Company") appoints IBJ SCHRODER BANK & TRUST COMPANY (the "Successor Trustee") as successor Trustee, Paying Agent and Senior Note Registrar under the Indenture dated as of September 14, 1989, by and between the Company and NCNB National Bank of Florida, as Trustee (the "Indenture"), pursuant to which the Company issued $85,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due August 2, 1996, and accepts the resignation of NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, the successor to NCNB National Bank of Florida (the "Resigning Trustee"), as Trustee, Paying Agent and Senior Note Registrar under the Indenture, such resignation and appointment to be effective upon the execution, delivery and effectiveness of an instrument or instruments pursuant to which the Successor Trustee accepts appointment as successor Trustee under the Indenture, in substantially the form attached hereto as Exhibit "A";

          AND FURTHER RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, or the Secretary of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Company an instrument or instruments appointing the Successor Trustee as the successor Trustee and accepting the resignation of the Resigning Trustee;

          AND FURTHER RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of the Resigning Trustee, and the appointment of the Successor Trustee, in the name and on behalf of the Company as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to perform any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee.

                               EXHIBIT C

                  [ON LETTERHEAD OF THE COMPANY]


To the Holders of Senior Floating Rate Notes due August 2, 1996 of Kash n' Karry Food Stores, Inc.

NOTICE IS HEREBY GIVEN, pursuant to Sections 610 and 614 of the Indenture (the "Indenture") dated as of September 14, 1989, by and between Kash n' Karry Food Stores, Inc. (the "Company") and NCNB National Bank of Florida, as Trustee, that NationsBank of Florida, National Association, as successor to NCNB National Bank of Florida, has resigned as Trustee, Paying Agent and Senior Note Registrar under the Indenture.

     Pursuant to Section 611 of the Indenture, IBJ Schroder Bank & Trust Company, a corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee, Paying Agent and Senior Note Registrar under the Indenture. The address of the principal corporate trust office of IBJ Schroder Bank & Trust Company is One State Street, New York, New York, 10004.

     The resignation of NationsBank of Florida as Trustee, Paying Agent and Senior Note Registrar, and the appointment of IBJ Schroder Bank & Trust Company as successor Trustee, Paying Agent and Senior Note Registrar, were effective as of the opening of business on _______________ 1994.

Date:     New York, New York

          ________________, 1994


                                   Very truly yours,

                                   KASH N' KARRY FOOD STORES, INC.


                                   By:
                                      Richard D. Coleman,
                                      Secretary